                                                                  Exhibit 10(mm)


                            NUTRAMAX PRODUCTS, INC.
                               9 Blackburn Drive
                             Gloucester, MA  01930


                              Dated as of:  November 26, 1997


BankBoston, N.A.
 Individually and as Agent
100 Federal Street
Boston, Massachusetts  02110

Fleet National Bank
One Federal Street
Boston, MA  02109

National Bank of Canada
One Federal Street, 27th Floor
Boston, MA  02110

The Sumitomo Bank, Limited
One Post Office Square
Suite 3820
Boston, MA  02109

Senior Debt Portfolio
c/o Eaton Vance Management
24 Federal Street
Boston, MA  02110


     Re:  Second Amendment to Revolving Credit and Term Loan Agreement
          ------------------------------------------------------------

Ladies and Gentlemen:

     We refer to the Revolving Credit and Term Loan Agreement dated as of December 30, 1996, as amended by a First Amendment to Revolving Credit and Term Loan Agreement dated as of September 11, 1997, (as so amended, the "Loan Agreement"), among NutraMax Products, Inc. (the "Borrower"), the banking institutions referred to therein as Banks (the "Banks") and The First National Bank of Boston (now known as BankBoston, N.A.), as agent (the "Agent"). Upon the terms and subject to the conditions contained in the Loan Agreement, you agreed to make Revolving Loans and Term Loans to, and issue Letters of Credit for the account of, the Borrower.

     Terms used in this letter of agreement (the "Second Amendment") which are not defined herein, but which are defined in the Loan Agreement, shall have the same respective meanings herein as therein.

     We have requested and you have agreed to make certain modifications and waivers of the Loan Documents (collectively, the "Modifications"), and you have advised us that you are prepared and would be pleased to make the Modifications so requested by us on the condition that we join with you in this Second Amendment.

     Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this Second Amendment, and fully intending to be legally bound by this Second Amendment, we hereby agree with you as follows:

                                   ARTICLE I
                                   ---------

                          AMENDMENTS TO LOAN AGREEMENT
                          ----------------------------

     Effective as of September 26, 1997 (the "Second Amendment Date"), the Loan Agreement is amended in each of the following respects:

          (a) The terms "Loan Documents" and "Security Documents" shall, wherever used in any of the Loan Documents or Security Documents, be deemed to also mean and include this Second Amendment.

          (b) The term "Chilmark Documents" shall, whenever used in any of the Loan Documents or Security Documents, be deemed to also mean and include the documents, in form and substance reasonably satisfactory to the Banks and the Agent, entered into between the Borrower and Cape Ann Investors, L.L.C. in connection with the Repurchase Transaction (as defined in Article II below).

          (c) The term "Subordinated Debt Documents" shall, whenever used in any of the Loan Documents or Security Documents, be deemed to also mean and include any required consents in form and substance reasonably satisfactory to the Banks and the Agent, between the Borrower and ING, as referenced in Section IV(f)(iv)(d) below.

          (d) Section 1.1, containing various definitions, is amended in each of the following respects:

               (i) the definition of "Base Net Worth" is amended to read in its entirety as follows:

     Base Net Worth.  An amount equal to $7,500,000, increasing to $23,000,000
     --------------
     effective as of September 27, 1997.

               (ii) the definition of "EBITDA" is amended by adding at the end thereof the following:

     For purposes of calculating EBITDA for the Acquiring Subsidiaries (Adhesive Coatings, Inc. and First Aid Products, Inc.) with respect to the 1996-97 and 1997-98 fiscal years, EBITDA shall be calculated as follows:

     Fiscal year ending       $6,837,000
     September 30, 1997

     First Quarter ending     Actual EBITDA results for the
     December 31, 1997        first quarter plus $5,127,750
                              ($6,837,000 x 0.75)

     Second Quarter ending    Actual EBITDA results for the
     March 31, 1998           first two quarters plus $3,418,500
                              ($6,837,000 x 0.50)

     Second Quarter ending    Actual EBITDA results for the
     June 30, 1998            first three quarters plus $1,709,250
                              ($6,837,000 x 0.25)

     Fourth Quarter ending    Actual EBITDA results for the previous
     September 30, 1998       four quarters

               (iii) the definition of "Term Loan A" is amended to read in its entirety as follows:

     Term Loan A.  The term loan in the principal amount of up to $30,000,000
     -----------
     (as reduced from $32,000,000) made or to be made to the Borrower between the Closing Date and the Stock Purchase LC Expiry Date by the Banks having a Term Loan A Commitment pursuant to this Agreement (including Section 2.1(b) hereof), and subject to the limitations contained herein.

               (iv) the definition of "Total Commitment" is amended to read in its entirety as follows:

     Total Commitment.  As of any date, the sum of the then-current Commitments
     ----------------
     of the Banks, provided that the Total Commitment shall not at any time
                   --------
     exceed $89,222,693.

               (v)   the following new definition is added to Section 1.1:

     Second Amendment.  The Second Amendment to Revolving Credit and Term Loan
     ----------------
     Agreement dated as of September 26, 1997, among the Borrower, the Banks and the Agent.

          (c)  Section 2.13(b) is amended to read in its entirety as follows:

     (e) The entire principal of the Term Notes A shall be payable by the Borrower to the Banks in 20 consecutive quarter-annual installments of principal. Such quarter-annual installments of principal shall be payable on the installment payment dates, and shall be in the amounts, set forth below:


 Installment      Aggregate Amount
 Payment Date        of Payment
--------------    ----------------

   12/31/97           $  725,000
   03/31/98           $  725,000
   06/30/98           $  725,000
   09/30/98           $  725,000
   12/31/98           $1,475,000
   03/31/99           $1,475,000
   06/30/99           $1,475,000
   09/30/99           $1,475,000
   12/31/99           $1,787,500

   03/31/00           $1,787,500
   06/30/00           $1,787,500
   09/30/00           $1,787,500
   12/31/00           $1,975,000
   03/31/01           $1,975,000
   06/30/01           $1,975,000
   09/30/01           $1,975,000
   12/31/01           $2,037,500
   03/31/02           $2,037,500
   06/31/02           $2,037,500
   09/30/02           $   37,500

Notwithstanding the foregoing, the last 4_quarter-annual installments set forth in the table above shall be reduced in the inverse order of maturity by the difference between (i)_$30,000,000 and (ii)_the aggregate amount borrowed under Term Loan_A as of the Stock Purchase LC Expiry Date. All of the indebtedness evidenced by each Term Note_A shall, if not sooner paid, be in any event absolutely and unconditionally due and payable in full by the Borrower to the Banks on the Term Loan_A Maturity Date.

          (f)  Section 5.1(b) is amended to read in its entirety as follows:

                 (b)(1) as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower and its Subsidiaries, a Consolidated balance sheet as of the end of, and a related Consolidated statement of income, changes in stockholders' equity and cash flow for, the portion of the fiscal year then ended and for the fiscal quarter then ended, prepared in accordance with GAAP and certified by the chief financial officer of the Borrower, but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

                 (b)(2) as soon as available, but in any event within 30 days after the end of each calendar month of the Borrower and its Subsidiaries (commencing with the month ending October 31, 1997), a Consolidated balance sheet as of the end of, and a related Consolidated statement of income, changes in stockholders' equity and cash flow for, the portion of the fiscal year then ended and for the calendar month then ended, prepared in accordance with GAAP and certified by the chief financial officer of the Borrower, but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

          (g)  Section 5.7 is amended to read in its entirety as follows:

          5.7.  Minimum Net Worth.  The Borrower shall maintain a minimum
                -----------------
     Consolidated Net Worth at least equal to Base Net Worth plus, on a
                                                             ----
     cumulative basis, 75% of the positive Consolidated net income of the Borrower and its Subsidiaries earned in each of its fiscal quarters. Any quarterly or annual losses incurred by the Borrower or any Subsidiary shall not reduce the amount of Consolidated Net Worth required to be maintained from time to time pursuant to this Section 5.7.

          (h)  Section 6.6 is amended to read in its entirety as follows:

          6.6. Funded Debt Ratio.  The Borrower shall not at any time permit the
               -----------------
     Funded Debt Ratio of the Borrower and its Subsidiaries as at the last day of any fiscal quarter in any fiscal period identified below to be greater than the ratio specified below opposite such fiscal period:


                                                             Maximum
                                                             -------
Period                                                        Ratio
------                                                        -----

For any fiscal quarter ending on or after March 31,         4.25 to 1
 1997 through June 30, 1997

For any fiscal quarter ending on or after September 30,     4.50 to 1
 1997 through December 31, 1997

For any fiscal quarter ending on or after March 31, 1998    4.25 to 1
 through June 30, 1998

For the fiscal quarter ending on September 30, 1998         3.75 to 1

For any fiscal quarter ending on or after December 31,      3.25 to 1
 1998 through March 31, 1999

For the fiscal quarter ending on June 30, 1999              3.00 to 1

For the fiscal quarter ending on September 30, 1999         2.50 to 1

For any fiscal quarter ending on or after December 31,      2.00 to 1
 1999

          (i)  Section 6.8 is amended to read in its entirety as follows:

          6.8. Cash Flow Ratio.  The Borrower shall not permit the Cash Flow
               ---------------
     Ratio of the Borrower and its Subsidiaries for any fiscal period identified below to be less than the ratio specified below opposite such fiscal period:


                         Period                            Minimum Ratio
                         ------                            -------------

For the fiscal quarter ending March 31, 1997                 1.05 to 1

For the two consecutive fiscal quarters ending June          1.10 to 1
 30, 1997

For the three consecutive fiscal quarters ending             1.20 to 1
 September 30, 1997

For any four consecutive fiscal quarters ending on or        1.20 to 1
 after December 31, 1997 through September 30, 1999
 (determined at the end of each fiscal quarter for the four quarters then ending)

For any four consecutive fiscal quarters ending on or        1.30 to 1
 after December 31, 1999 (determined at the end of each fiscal quarter for the four quarters then ending)

          (j)   Section 6.9 is amended to read in its entirety as follows:

          6.9.  Minimum Interest Coverage.  The Borrower shall not permit the
                -------------------------
     Interest Coverage Ratio of the Borrower and its Subsidiaries for any fiscal period identified below to be less than the ratio specified below opposite such period:


                    Period                                 Minimum Ratio
                    -------                                -------------

For the fiscal quarter ending March 31, 1997                 2.50 to 1

For the two consecutive fiscal quarters ending June          2.50 to 1
 30, 1997

For the three consecutive fiscal quarters ending             2.75 to 1
 September 30, 1997

For any four consecutive fiscal quarters ending on or        2.75 to 1
 after December 31, 1997 through June 30, 1998
 (determined at the end of each fiscal quarter for the four quarters then ending)

For the four consecutive fiscal quarters ending on           3.00 to 1
 September 30, 1998 (determined at the end of such fiscal quarter for the four quarters then ending)

For the four consecutive fiscal quarters ending on           3.25 to 1
 December 31, 1998 (determined at the end of such fiscal quarter for the four quarters then ending)

For any four consecutive fiscal quarters ending on or        3.50 to 1
 after March 31, 1999 through June 30, 1999
 (determined at the end of each fiscal quarter for the four quarters then ending)

For any four consecutive fiscal quarters ending on or        4.00 to 1
after September 30, 1999 (determined at the end of each fiscal quarter for the four quarters then ending)


          (k) Section 6.10 is amended by deleting the table set forth therein in its entirety and by inserting the following table in place thereof:


                                Maximum
      Fiscal Year         Capital Expenditures
      -----------         --------------------
         1997                   $4,000,000
         1998                   $8,000,000
         1999                   $7,000,000
     2000, and each
 fiscal year thereafter         $6,750,000


         (l) The portion of Schedule 1 to the Loan Agreement setting forth the Commitment and Commitment Percentages of the Banks with respect to Term Loan A is amended as set forth in Annex 1 attached hereto.
                           -------

                                  ARTICLE II
                                  ----------

                                    WAIVER
                                    ------

    At the Borrower's request, the Banks hereby waive Section 5.10 (Use of Proceeds), Section 6.11 (Restricted Payments), and Section 6.17 (No Amendments to Certain Documents) of the Loan Agreement to the extent necessary for the Borrower to proceed with the following transaction (the "Repurchase Transaction"):

    Cape Ann Investors, L.L.C. ("Chilmark"), Donald E. Lepone, Bernard J. Korman and Donald M. Gleklen will finance the Borrower's repurchase of a designated number of shares (not to exceed 400,000) of the Borrower's outstanding common stock (the "Designated Number of Shares"), in return for the receipt of the Borrower's warrants. Such repurchase will be conducted via a modified Dutch auction tender offer (the "Offer"), pursuant to which the Borrower will offer to repurchase the Designated Number of Shares at a price between a stated range (the "Range"). Those stockholders who desire to tender their shares in connection with the Offer will select a price within the Range at which they are willing to tender their shares. Upon expiration of the Offer, the Borrower will select a per share purchase price (the "Purchase Price") which will enable it to acquire the Designated Number of Shares. Subject to proration of shares accepted for tender in the event the number of shares tendered at or below the Purchase Price exceeds the Designated Number of Shares, the Borrower will pay the Purchase Price for all shares tendered at or below the Purchase Price.

    The Banks hereby waive the provisions of Sections 2.13(f), 5.10, 6.11, 6.14 and 6.17 of the Loan Agreement for the limited purpose of allowing the Borrower to consummate the Repurchase Transaction upon the terms and conditions described above, it being expressly agreed that no other waiver, modification or consent is hereby granted.

                                  ARTICLE III
                                  -----------

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

    The Borrower hereby represents, warrants and covenants to you as follows:

    (a)  Representations in Loan Agreement.  Each of the representations and
         ---------------------------------
warranties made by the Borrower to you in the Loan Agreement was true, correct and complete when made and is true, correct and complete in all material respects on and as of the date hereof with the same full force and effect as if each of such representations and warranties had been made by the Borrower on the date hereof and in this First Amendment.

    (b)  No Defaults or Events of Default.  No Default or Event of Default
         --------------------------------
exists on the date of this Second Amendment (after giving effect to all of the arrangements and transactions contemplated by this Second Amendment).

    (c)  Binding Effect of Documents.  This Second Amendment has been duly
         ---------------------------
executed and delivered to you by the Borrower and the Subsidiaries (as the case may be) and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower and the Subsidiaries (as the case may be) contained herein constitute legal, valid and binding obligations of the Borrower and the Subsidiaries (as the case may be) enforceable against them in accordance with their terms.

                                   ARTICLE IV
                                   ----------

                       PROVISIONS OF GENERAL APPLICATION
                       ---------------------------------

    (a)  No Other Changes.  Except to the extent specifically amended and
         ----------------
supplemented hereby, all of the terms, conditions and the provisions of the Loan Agreement, the Notes and each of the other Loan Documents shall remain unmodified, and the Loan Agreement, the Notes and each of the other Loan Documents, as amended and supplemented by this Second Amendment, are confirmed as being in full force and effect.

    (b)  Governing Law.  This Second Amendment is intended to take effect as a
         -------------
sealed instrument and shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts. This Second Amendment and the rights and obligations of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

    (c)  Binding Effect; Assignment.  This Second Amendment shall be binding
         --------------------------
upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

    (d)  Counterparts.  This Second Amendment may be executed in any number of
         ------------
counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one instrument. In making proof of this Second Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

    (e)  Conflict with Loan Agreement.  If any of the terms of this Second
         ----------------------------
Amendment shall conflict in any respect with any of the terms of the Loan Agreement or any other Loan Document, the terms of this Second Amendment shall be controlling.

     (f)  Conditions Precedent.  This Second Amendment shall become and be
          --------------------
effective as of the Second Amendment Date, but only if:

              (i) the form of acceptance at the end of this Second Amendment shall be signed by the Borrower, each Subsidiary and the Banks;

              (ii) the Agent shall have received originals of the Second Amendment, together with any and all schedules, exhibits, annexes, agreements and instruments required to be delivered in connection therewith, each duly executed and delivered by the parties thereto, and each in form and substance satisfactory to the Agent;

              (iii) the Banks and the Agent shall have received satisfactory evidence of appropriate corporate and, if necessary, shareholder approval of the proposed transactions (including both the Repurchase Transaction and the Modifications);

              (iv) the Banks and the Agent shall have received satisfactory evidence that (a) the Borrower has successfully completed (or, upon funding by Chilmark of the entire purchase price, will successfully complete) the Repurchase Transaction, such transaction to be in form and substance reasonably satisfactory to the Banks and the Agent and (b) Internationale Nederlanden (U.S.) Capital Corporation ("ING") has provided any and all required consents to the Repurchase Transaction and the Modifications and has entered into modifications to the Subordinated Debt Documents in form and substance satisfactory to the Banks and the Agent in connection therewith (it being understood and agreed by the Borrower that its failure to enter into with ING, on or before February 12, 1998, such modifications to the Subordinated Debt Documents in form and substance satisfactory to the Banks and the Agent shall constitute an Event of Default under (and as defined in) the Loan Agreement); and

              (v) the Agent shall have received, for the ratable benefit of those Banks who are signatories to this Second Amendment, the amendment fee from the Borrower in the amount of $111,528.36.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Second Amendment and return such counterpart to the undersigned, whereupon this Second Amendment, as so accepted by you, shall become a binding agreement among you and the undersigned.

                                   Very truly yours,

                                   The Borrower:
                                   -------------

                                   NUTRAMAX PRODUCTS, INC.

                                   By: /s/ Robert F. Burns
                                       -------------------------------
                                       Title: Vice President



                  (remainder of page intentionally left blank)

     The foregoing Second Amendment is hereby accepted by the undersigned effective as of September 26, 1997.


The Agent:
---------

BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), individually and as Agent


By: /s/ Timothy G. Clifford
    ---------------------------------
    Title: Vice President


FLEET NATIONAL BANK


By: /s/ Ann M. Meade
    ---------------------------------
    Title: Vice President

NATIONAL BANK OF CANADA


By: /s/ Edward T. Paslawski
    ---------------------------------
    Title: Vice President


By: /s/ Leonard J. Pellecchia
    ---------------------------------
    Title: Vice President


THE SUMITOMO BANK, LIMITED


By: /s/ Daniel G. Eastman
    ---------------------------------
    Title: Vice President & Manager


By: /s/ Alfred DeGemmis
    ---------------------------------
    Title: Vice President

SENIOR DEBT PORTFOLIO


By: /s/ Scott H. Page
    --------------------------------
    Title: Vice President

                             CONSENT OF GUARANTORS
                             ---------------------


     Each of the undersigned has guaranteed the Obligations under (and as defined in) the Agreement by executing separate Guaranties, each dated as of December 30, 1996 (or, in the case of the last three signatories listed below, as of September 11, 1997). By executing this letter, each of the Subsidiaries hereby absolutely and unconditionally reaffirms the Guaranty to which it is a party, and acknowledges and agrees to the terms and conditions of this letter agreement and the Loan Agreement and the other Loan Documents as amended hereby (including, without limitation, the making of the representations and warranties and the performance of the covenants applicable to it herein or therein).

                                      NUTRAMAX HOLDINGS, Guarantor


                                       By: /s/ Robert F. Burns
                                           --------------------------
                                           Title: Vice President


                                       NUTRAMAX HOLDINGS II, Guarantor


                                        By: /s/ Robert F. Burns
                                           --------------------------
                                           Title: Vice President

                                       OPTOPICS LABORATORIES, INC., Guarantor


                                       By: /s/ Robert F. Burns
                                           --------------------------
                                           Title: Vice President

                                       FAIRTON REALTY, INC., Guarantor


                                       By: /s/ Robert F. Burns
                                           --------------------------
                                           Title: Vice President

                                       ORAL CARE, INC., Guarantor


                                       By: /s/ Robert F. Burns
                                           --------------------------
                                           Title: Vice President

                                       FLORENCE REALTY, INC., Guarantor

                                      By: /s/ Robert F. Burns
                                          --------------------------
                                          Title: Vice President

                                      POWERS PHARMACEUTICAL CORP.,
                                      Guarantor


                                      By: /s/ Robert F. Burns
                                          --------------------------
                                          Title: Vice President

                                      CERTIFIED CORP., Guarantor


                                      By: /s/ Robert F. Burns
                                          --------------------------
                                          Title: Vice President

                                      ADHESIVE COATINGS, INC.,
                                      Guarantor


                                      By: /s/ Robert F. Burns
                                          --------------------------
                                          Title: Vice President

                                      ELMWOOD PARK REALTY, INC.,
                                      Guarantor


                                      By: /s/ Robert F. Burns
                                          --------------------------
                                          Title: Vice President

                                      FIRST AID PRODUCTS, INC.


                                      By: /s/ Robert F. Burns
                                          --------------------------
                                          Title: Vice President

                                    ANNEX 1
                                    -------

                     Commitment and Commitment Percentages
                     -------------------------------------



                                    Term Loan A
Bank                                 Commitment      Percentage
----                                ------------     ----------

     BankBoston, N.A.              $11,011,335.90    36.70445300%

     Fleet National Bank           $ 7,684,683.09    25.61561030%

     National Bank of Canada       $ 6,981,511.22    23.27170405%

     The Sumitomo Bank, Limited    $ 4,322,469.89    14.40823295%

     TOTAL                         $30,000,000.00    100.0000030%




* Notwithstanding the foregoing Commitments of the Banks, the Total Commitment shall not at any time exceed $89,222,693.



                                     -15-